UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 5, 2007

New Plan Excel Realty Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-12244	33-0160389
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

420 Lexington Avenue, 7th Floor
New York, New York		10170
(Address of Principal Executive Offices)		(Zip Code)

(212) 869-3000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01.         Changes in Control of Registrant.

As previously disclosed, on February 27, 2007, New Plan Excel Realty Trust, Inc., a Maryland corporation (“New Plan”), and Excel Realty Partners, L.P., a Delaware limited partnership in which New Plan, through a wholly owned subsidiary, is the general partner (the “DownREIT Partnership”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Super IntermediateCo LLC, a Maryland limited liability company (“Parent”), Super MergerSub Inc., a Maryland corporation and a wholly owned subsidiary of Parent (“Purchaser”), and Super DownREIT MergerSub LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Super REIT MergerSub” and together with Purchaser and Parent, the “Buyer Parties”).  The Buyer Parties are affiliates of Centro Properties Group, an Australian publicly traded real estate company (“Centro”).  Pursuant to the Merger Agreement, Purchaser commenced a tender offer (the “Offer”) to purchase all outstanding shares of New Plan’s common stock (the “Shares”), at a price of $33.15 per share, net to the holders thereof, in cash (the “Offer Price”).

The initial offering period of the Offer expired at 12:00 midnight, New York City time, on Wednesday, April 4, 2007.  On April 5, 2007, Centro issued a press release announcing that Purchaser accepted for payment approximately 86,201,074 Shares (including Shares tendered by notice of guaranteed delivery), representing approximately 83% of the outstanding Shares.  Based on the Offer Price, the value of such Shares purchased by Purchaser was approximately $2.9 billion.  The source of funds used by the Purchaser to acquire the Shares is described in Item 12 of the Purchaser’s Offer to Purchase, dated March 8, 2007, as amended, attached as Exhibit (a)(1)(A) to the Schedule TO filed by Purchaser on March 8, 2007, as amended, which description is incorporated herein by reference.

Centro also announced that Purchaser has commenced a subsequent offering period of 10 business days for all remaining Shares to permit the New Plan common stockholders who have not already tendered their Shares the opportunity to do so at any time before the expiration of the subsequent offering period.  The subsequent offering period commenced on April 5, 2007 and will expire at 12:00 midnight, New York City time, on Wednesday, April 18, 2007.

The same $33.15 per Share Offer Price will be paid to New Plan common stockholders who tender their Shares during the subsequent offering period. All Shares validly tendered during the subsequent offering period will be immediately accepted and payment will be made promptly after acceptance, in accordance with the terms of the Offer.  Procedures for tendering Shares during the subsequent offering period are the same as during the initial offering period with two exceptions: (1) Shares cannot be delivered by the guaranteed delivery procedure, and (2) pursuant to Rule 14d-7(a)(2) promulgated under the Securities Exchange Act of 1934, as amended, Shares tendered during the subsequent offering period may not be withdrawn.

Pursuant to the terms of the Merger Agreement, Centro expects to effect a merger of Purchaser with and into New Plan with New Plan continuing as the surviving corporation (the “New Plan Merger”), and all Shares not acquired in the Offer will be converted into, and cancelled in exchange for, the right to receive cash merger consideration in an amount equal to the Offer Price per share.  If, as a result of additional Shares tendered and purchased in the subsequent offering period or otherwise, Purchaser becomes the owner of at least one Share more than 90% of the votes entitled to be cast by the holders of the outstanding Shares and New Plan’s Series D preferred stock, voting together as a class, Purchaser intends to effect a short-form merger of Purchaser with and into New Plan under Maryland law without the vote of or any other action by the remaining New Plan stockholders.  Upon the consummation of either a short-form or other merger, each remaining Share will be converted into the right to receive $33.15 net per Share in cash, without interest thereon and less any required withholding taxes, and New Plan will become an indirect wholly owned subsidiary of affiliates of Centro.  Following the closing of the merger, Centro intends to liquidate the surviving corporation into another Centro affiliate, and holders of New Plan’s Series D preferred stock and Series E preferred stock will receive liquidating distributions in accordance with their respective terms.

The Merger Agreement provides that, subject to compliance with applicable laws, promptly upon the payment by Parent for the Shares pursuant to the Offer and from time to time thereafter, Parent will be entitled to designate such number of directors (the “Parent Designees”), rounded up to the next whole number, to New Plan’s Board of Directors as is equal to the product of (i) the total number of directors on the Board (giving effect to the directors elected or designated by Parent pursuant to the Merger Agreement) and (ii) the percentage of the aggregate number of Shares beneficially owned by Parent and its controlled subsidiaries bears to the total number of Shares then outstanding, and that New Plan shall, upon request of Parent, promptly take all actions necessary to cause the Parent Designees to be so elected, including, if necessary, seeking the resignations of one or more existing directors. The Merger Agreement also provides that Parent shall in any case be entitled to designate at least a majority of the directors on New Plan’s Board of Directors so long as it owns a majority of New Plan’s outstanding Shares.  As set forth in Item 5.02 below, Parent exercised its right under the Merger Agreement to designate five Parent Designees to the New Plan Board.

To the knowledge of New Plan, except as set forth herein, there are no arrangements, including any pledge by any person of securities of New Plan, the operation of which may at a subsequent date result in a further change in control of New Plan.

Item 5.02.       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in Item 5.01 above is incorporated herein by reference.

Pursuant to the Merger Agreement as described in Item 5.01 above and effective as of 3:00 p.m. Eastern Time on April 5, 2007, (a) each of the following directors resigned from the New Plan Board of Directors: (i) William Newman, the Chairman of the Board of Directors, (ii) Raymond Bottorf, who served as a member of the Board’s Audit Committee and Corporate Governance and Nominating Committee, (iii) Norman Gold, who served as the chairman of the Board’s Corporate Governance and Nominating Committee, (iv) Matthew Goldstein, who served as a member of the Board’s Corporate Governance and Nominating Committee and Executive Compensation and Stock Option Committee, (v) Nina Matis, who served as a member of the Board’s Executive Compensation and Stock Option Committee, (vi) Melvin Newman, (vii) Glenn J. Rufrano, New Plan’s Chief Executive Officer, and (viii) Gregory White, who served as a member of the Board’s Corporate Governance and Nominating Committee and as the chairman of the Executive Compensation and Stock Option Committee; and (b) the Board appointed Andrew Scott, John Hutchinson, Graham Terry, Romano Nenna, and Anthony Torney, each a Parent Designee, as a director to serve on the Board until his successor is duly elected and qualified or until his earlier death, resignation or removal.

The resignations of Messrs. W. Newman, Bottorf, Gold, Goldstein, M. Newman, Rufrano and White and Ms. Matis were not the result of any disagreement with New Plan.

The biographical information regarding the new directors set forth in the Offer to Purchase, dated March 8, 2007, attached as Exhibit (a)(1)(A) to the Schedule TO filed by Purchaser on March 8, 2007, and in the Schedule 14F-1 filed by New Plan on March 21, 2007, is incorporated herein by reference.  It has not yet been determined to which, if any, committees of the Board these new directors are expected to be named.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW PLAN EXCEL REALTY TRUST, INC.

Date: April 9, 2007	By:	/s/ Steven F. Siegel
Steven F. Siegel
Executive Vice President, General Counsel and Secretary